March 31, 2006

Homeland Security Network, Inc.
2500 Legacy Drive, Suite 226, Frisco, TX 75034
Frisco, Texas 75034

We have read Homeland Security Network, Inc.'s statements included on its Form 12b-25 dated March 31, 2006, and we agree with such statements in Part III - Narrative concerning our Firm.

                                                       /s/  BKR Cornwell Jackson
                                                       Plano, Texas
                                                       March 31, 2006